Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$880,317
Unrealized Gain (Loss) on Market Value of Futures	(7,015,317)
Dividend Income	16,385
Interest Income	56,398
ETF Transaction Fees	1,050
Total Income (Loss)	$(6,061,167)

Expenses
General Partner Management Fees	$26,364
Professional Fees	9,247
Brokerage Commissions	694
Non-interested Directors' Fees and Expenses	653
Prepaid Insurance Expense	496
NYMEX License Fee	659
Total Expenses	$38,113
Net Income (Loss)	$(6,099,280)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/20	$55,077,039
Withdrawals (150,000 Shares)	(3,396,329)
Net Income (Loss)	(6,099,280)

Net Asset Value End of Month	$45,581,430
Net Asset Value Per Share (2,250,000 Shares)	$20.26

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596